SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Nicholas Income Fund, Inc.
For the period ended 12/31/2004
File No. 811-00216

Sub-Item 77C:  Submission of matters to a vote of security holders
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The definitive Proxy Statement used in connection with the Nicholas Income Fund,
Inc., Special Meeting of Shareholders on October 29, 2004 was filed with the Securities and Exchange Commission on September 19, 2004 and is hereby incorporated by reference.

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The following proposals and voting results pertain to Nicholas Income Fund, Inc.
(the Company). Shareholders of record on August 12, 2004 were entitled to vote on the proposals shown below. The shareholders approved all proposals.

PROPOSAL 1
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Election of Four Directors

	DIRECTORS                        VOTES FOR             VOTES WITHHELD
	D. Nicholas    			41,956,936		   651,430
	R. Bock        			42,020,487                 587,880
	T. Reiland	                41,984,788                 623,578
	J. Robertson                    42,064,957                 543,410


PROPOSAL 2(a)
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Proposal to authorize the Board of Directors to classify or reclassify unissued shares of the Fund's common stock

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	37,254,541       1,498,067        730,108       3,125,650



PROPOSAL 2(b)
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Proposal to provide that the vote of a majority of the votes entitled to be cast with respect to an action is required to take or authorize such action

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	36,724,686       2,038,466        719,563       3,125,650



PROPOSAL 2(c)
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Proposal to establish the quorum requirement of the Fund

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	37,531,772       1,250,291        700,653       3,125,650



PROPOSAL 2(d)
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Proposal to set forth a provision providing for the indemnification by the Fund of the Fund's officers and directors to the extent permitted by applicable law

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	37,249,313       1,500,189        733,214       3,125,650



PROPOSAL 3
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Proposal to permit the Board of Directors to amend the Fund's bylaws

           FOR            AGAINST         ABSTAIN     BROKER NONVOTE
	37,593,253       1,281,334        608,129       3,125,650


PROPOSAL 4
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Changes to Certain Investment Restrictions



                                                                     FOR            AGAINST         ABSTAIN     BROKER NONVOTE
4(a) investing in options, trading on margin, short selling       35,817,624       2,709,545        955,547        3,125,650
4(b) making loans                                                 35,946,509       2,587,711        948,496        3,125,650
4(c) real estate and commodity investment                         36,917,888       1,605,518        959,310        3,125,650
4(d) borrowing and issuing senior securities                      35,972,117       2,548,877        961,722        3,125,650
4(e) investing for management or control                          36,041,604       2,485,322        955,791        3,125,650
4(f) issuer diversification                                       37,020,413       1,492,164        970,140        3,125,650
4(g) industry concentration                                       37,069,037       1,468,497        945,182        3,125,650
4(h) related party security ownership                             36,866,181       1,657,153        959,382        3,125,650
4(i) pledging of Fund assets                                      35,992,952       2,532,926        956,838        3,125,650
4(j) participating in joint trading accounts                      36,045,870       2,488,266        948,581        3,125,650
4(k) investing in registered investment companies                 36,911,641       1,584,154        986,922        3,125,650
4(l) underwriting activities                                      36,060,223       2,444,751        977,742        3,125,650
4(m) investing in unseasoned companies                            35,624,521       2,893,757        964,438        3,125,650


PROPOSAL 5
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Proposal to ratify the appointment by the Board of Directors of Deloitte &
Touche LLP as independent registered public accounting firm of the Fund for fiscal year 2004

           FOR            AGAINST         ABSTAIN
	41,801,890        384,147         422,329